RADCOM LTD.

NOTICE OF 2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2006 Annual General Meeting of Shareholders (the “Meeting”) of Radcom Ltd. (the “Company”) will be held on Thursday, September 28, 2006 at 16:00 (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv, Israel, for the following purposes:

(1)	To re-elect two (2) directors to serve as members of the Company’s Board of Directors;

(2)	To amend the Articles of Association of the Company in order to grant the shareholders of the Company greater flexibility in respect of the effective time of the appointment of directors;

(3)	To reappoint the Company’s independent auditors, and to authorize the Company’s Audit Committee to fix their remuneration;

(4)	To discuss the auditors’ report and the consolidated financial statements of the Company for the year ended December 31, 2005; and

(5)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR approval of all matters to be voted upon at the Meeting.

Shareholders of record at the close of business on August 29, 2006 are entitled to notice of, and to vote at, the Meeting. All shareholders are cordially invited to attend the Meeting in person.

Whether or not you plan to attend the Meeting, you are urged to promptly complete, date and sign the enclosed proxy and to mail it in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the Meeting, to revoke the proxy or to vote your shares in person.

Joint holders of shares should take note that, pursuant to Article 32(d) of the Articles of Association of the Company, the vote of the senior holder of the joint shares who tenders a vote, in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s). For this purpose seniority will be determined by the order in which the names stand in the Company’s Register of Members.

By Order of the Board of Directors, Arnon Toussia-Cohen Chief Executive Officer

Dated: August 17, 2006

he audited financial statements of the Company for the fiscal year ended December 31, 2005, are not a part of the proxy solicitation material, but were filed together with the Company’s Annual Report on Form 20-F, which was filed on March 30, 2006 with the SEC and is available at the SEC’s website, www.sec.gov, and at the Company’s website, www.radcom.com.

RADCOM LTD.
24 RAOUL WALLENBERG STREET
TEL AVIV 69719, ISRAEL

PROXY STATEMENT

2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished to the holders of ordinary shares, NIS 0.05 nominal value (the “Ordinary Shares”), of Radcom Ltd. (the “Company”) in connection with the solicitation by the Board of Directors of proxies for use at the 2006 Annual General Meeting of Shareholders (the “Meeting”), or at any adjournment thereof, pursuant to the accompanying Notice of 2006 Annual General Meeting of Shareholders. The Meeting will be held on Thursday, September 28, 2006 at 16:00 (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv, Israel.

It is proposed that at the Meeting, resolutions be adopted as follows:

1.	To re-elect two (2) directors to serve as members of the Company’s Board of Directors;

2.	To amend the Articles of Association of the Company in order to grant the shareholders of the Company greater flexibility in respect of the effective time of the appointment of directors; and

3.	To reappoint the Company’s independent auditors and to authorize the Company’s Audit Committee to fix their remuneration.

Additionally, the auditors’ report and the consolidated financial statements of the Company for the year ended December 31, 2005 will be discussed.

The Company currently is not aware of any other matters that will come before the Meeting. If any other matters properly come before the Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

Shareholders may elect to vote their shares once, either by attending the Meeting in person, by a duly executed proxy as detailed below, or by a duly executed written ballot the form of which (together with the relevant instructions) may be obtained on the website of the Israeli Securities Authority at http://magna.isa.gov.il, on the website of the Tel Aviv Stock Exchange Ltd. at http://maya.tase.co.il, or directly from the Company.

A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. Shareholders may revoke the authority granted by their execution of proxies at any time before the exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting. Unless otherwise indicated on the form of proxy, shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company not less than 72 hours prior to the time fixed for the Meeting, will be voted in favor of all the matters to be presented to the Meeting, as described above. On all matters considered at the Meeting, abstentions and broker non-votes will be treated as neither a vote “for” nor “against” the matter, although they will be counted in determining whether a quorum is present.

Proxies for use at the Meeting are being solicited by the Board of Directors of the Company. Only shareholders of record at the close of business on August 29, 2006 will be entitled to vote at the Meeting. Proxies are being mailed to shareholders on or about September 7, 2006 and will be solicited chiefly by mail. However, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefore, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost for the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

RECORD DATE; OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

Only shareholders of record at the close of business on August 29, 2006 will be entitled to vote at the Meeting and any adjournments or postponements thereof. The Company had outstanding on July 31, 2006, 16,095,777 Ordinary Shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting. Two or more shareholders of the Company holding shares conferring in the aggregate at least one-third (1/3) of the voting power of the Company, present in person or by proxy and entitled to vote, will constitute a quorum at the Meeting.

BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Ordinary Shares as of July 31, 2006 by (i) each person or entity known to own beneficially more than five percent (5%) of the Company’s outstanding Ordinary Shares based on information provided to the Company by the holders or disclosed in public filings with the Securities and Exchange Commission, and (ii) all directors and officers as a group, based on information provided to the Company by the holders or disclosed in public filings with the Securities and Exchange Commission.

Name	Number of Ordinary Shares Beneficially Owned(1)	Percentage of Outstanding Ordinary Shares(2)
Zohar Zisapel (3)	3, 363,042	20.7%
Yehuda Zisapel (4)	2,027,161	12.6%
RAD Data Communications Ltd (5)	177,841	1.1%
Dr. Meir Barel (6)	803,594	5%
John Henderson (7)	1,309,134	8.1%
All directors and executive officers as a group, except Zohar Zisapel(11 persons) (1) (2)	1,264,400	7.3%

(1)
Except as otherwise noted and pursuant to applicable community property laws, each person named in the table has sole voting and investment power with respect to all Ordinary Shares listed as owned by such person. Shares beneficially owned include shares that may be acquired pursuant to options that are exercisable on or within 60 days of July 31, 2006.

(2)
The percentage of outstanding Ordinary Shares is based on 16,095,777 Ordinary Shares outstanding as of July 31, 2006. For determining the percentage owned by each person, Ordinary Shares for each person includes Ordinary Shares that may be acquired by such person pursuant to options to purchase Ordinary Shares that are exercisable within 60 days of July 31, 2006.
The number of outstanding Ordinary Shares does not include shares that were repurchased by the Company.

(3)
Includes 177,841 ordinary shares owned of record by RAD Data Communications Ltd., an Israeli company, 54,500 ordinary shares owned of record by Klil and Michael Ltd., an Israeli company and 105,000 ordinary shares issuable upon exercise of options exercisable within 60 days of July 31, 2006. Zohar Zisapel is a principal shareholder and director of each of RAD Data Communications Ltd. and Klil and Michael Ltd. and, as such, Mr. Zisapel may be deemed to have voting and dispositive power over the ordinary shares held by RAD Data Communications and Klil and Michael Ltd. Mr. Zisapel disclaims beneficial ownership of these ordinary shares except to the extent of his pecuniary interest therein.

(4)
Includes 177,841 Ordinary Shares owned of record by RAD Data Communications Ltd., an Israeli company, and 910,360 Ordinary Shares owned of record by Retem Local Networks Ltd., an Israeli company. Yehuda Zisapel is a principal shareholder and director of each of RAD Data Communications Ltd. and Retem Local Networks and, as such, Mr. Zisapel may be deemed to have voting and dispositive power over the Ordinary Shares held by RAD Data Communications Ltd. and Retem Local Networks. Mr. Zisapel disclaims beneficial ownership of these Ordinary Shares except to the extent of his pecuniary interest therein.

(5)
Messrs. Zohar Zisapel and Yehudah Zisapel have shared voting and dispositive power with respect to the shares held by RAD Data Communications Ltd. The shares held by RAD Data Communications Ltd. are also reflected under Zohar Zisapel’s and Yehuda Zisapel’s names in the table.

(6)
This information is based on Dr. Meir Barel’s report to the Company on March 27, 2006. Includes 746,194 Ordinary Shares owned of record by Star Growth Enterprise (“Growth”), a German Civil Law Partnership (without limitation of liability), and 57,400 Ordinary Shares owned of record by SVM Star Ventures Managementgesellschaft mbH Nr. 3 (“SVM 3”). Growth is managed by SVM 3. Dr. Meir Barel is the sole director and primary owner of SVM 3. Dr. Barel has the sole power to vote or direct the vote, and the sole power to dispose of or direct the disposition of, the shares beneficially owned by SVM 3 and by Growth. SVM 3 has the sole power to vote or direct the vote, and the sole power to dispose of or direct the disposition of, the shares beneficially owned by Growth. Dr. Barel disclaims beneficial ownership of the shares held by Growth except to the extent of any pecuniary interest therein.

(7)	This information is based on Mr. Henderson’s Schedule 13-G filed on March 20, 2006.

ITEM 1 - RE-ELECTION OF DIRECTORS

Under the Company’s Articles of Association, the Board of Directors is to consist of not less than three (3) and not more than nine (9) directors, the exact number to be fixed from time to time by resolution of the shareholders. The number of directors of the Company is currently fixed at four (4). Directors of the Company, other than external directors, are elected at each annual general meeting of shareholders. The external directors are required to be elected by the shareholders, for a maximum of two terms. Each term of an external director is three years. At the 2004 annual general meeting of shareholders, Mr. Dan Barnea and Ms. Rony Ross were re-elected as external directors for a second term. At the Meeting, shareholders will be asked to re-elect Zohar Zisapel and Zohar Gilon to serve as members of the Company’s Board of Directors.

Proxies may not be voted for a greater number of persons than the number of nominees named. Under the Articles of Association of the Company, the Board of Directors will be entitled to fill, until the next election of directors, any vacancies existing on the Board of Directors following the annual general meeting at its sole discretion.

It is intended that proxies (other than those directing the proxy holders to vote against the listed nominees or for certain of them or to abstain) will be voted for the election of the two nominees named below as directors of the Company, each to hold office until the next annual general meeting and until his successor shall have duly taken office, unless his office is vacated earlier under any relevant provision of the Articles of Association of the Company.

The affirmative vote of a majority of the Ordinary Shares represented at the Meeting in person or by proxy is required to elect the two nominees named below as directors of the Company. In the event any one or more of such nominees should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their best judgment. The Company is not aware of any reason why any of the nominees, if elected, should be unable to serve as a director. The Company does not have any understanding or agreement with respect to the future election of any nominees named herein. The following information is supplied with respect to each person nominated and recommended to be elected by the Board of Directors of the Company, and is based upon the records of the Company and information furnished to it by the nominees. Reference is made to the above chart entitled “Beneficial Ownership of Securities by Certain Beneficial Owners and Management” for information pertaining to stock ownership by certain nominees.

A brief biography of each nominee is set forth below:

Mr. Zohar Zisapel (57), one of the co-founders of the Company, has served as the Chairman of the Board of Director of the Company since its inception. Mr. Zisapel is also a founder and a director of RAD Data Communications Ltd., a worldwide data communications company headquartered in Israel, for which he currently serves as Chairman of the Board and served as President from 1982 to 1997. Mr. Zisapel is a director of other public companies including: RADVision Ltd. and Ceragon Ltd. Mr. Zisapel previously served as Head of the Electronics Research Department in the Israeli Ministry of Defense. Mr. Zisapel has a B.Sc. and a M.Sc. degree in electrical engineering from the Technion and an M.B.A. degree from Tel Aviv University.

Mr. Zohar Gilon (58), has served as a director since June 1995. Mr. Gilon serves as a General Partner and Managing Director of Tamar Technologies Ventures, a venture capital fund investing in Israel and the United States. From 1993 until August 1995, Mr. Gilon served as President of W.S.P. Capital Holdings Ltd., which provides investment banking and underwriting services in Israel and invests in real estate and high-technology investments in Israel and abroad. Mr. Gilon serves as a director of another public company, namely Ceragon Ltd.and of several private companies. Mr. Gilon is also a private investor in numerous high-technology companies, including affiliates of the Company in Israel. He holds a B.Sc. degree in electrical engineering from the Technion and an M.B.A. degree from Tel Aviv University.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter.

It is proposed that at the Meeting the following resolutions be adopted:

“RESOLVED, that Zohar Zisapel be re-elected to serve as a member of the Board of Directors of the Company, effective immediately.”

“RESOLVED, that Zohar Gilon be re-elected to serve as a member of the Board of Directors of the Company, effective immediately.”

The Board of Directors recommends a vote FOR approval of the proposed resolutions.

ITEM 2- AMENDMENT OF ARTICLES OF ASSOCIATION

Section 221 of the Israeli Companies Law, 5759-1999 (the “Companies Law”), provides that the term of office of a director as a director shall commence on the date of his/her appointment or on a later date, if the Articles of Association of the Company contain a provision permitting an appointment that is to commence in the future.

Currently, the Articles of Association of the Company do not contain a provision that permits an appointment of a director to commence in the future. In order to enable the shareholders of the Company greater flexibility in respect of the effective time of the appointment of directors, the Board of Directors believes that it would be desirable to amend the provisions of the Articles of Association by adding a provision permitting an appointment of a director that is to commence at a date subsequent to the date of the resolution appointing such director.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter.

It is proposed that at the Meeting the following resolution be adopted:

“RESOLVED, that Article 39 of the Articles of Association of the Company be amended by adding at the end of such Article 39 a Sub-Article 39(d) as follows:

(d)
Notwithstanding anything to the contrary herein, the term of a Director may commence at a date later than the date of the shareholders resolution electing such Director, if so specified in such shareholder resolution.”

The Board of Directors recommends a vote FOR approval of the proposed resolution.

ITEM 3- REAPPOINTMENT OF INDEPENDENT AUDITORS

At the Meeting, the shareholders will be asked to approve the reappointment of Somekh Chaikin, Certified Public Accountants (Israel), a member firm of KPMG International, as the Company’s independent auditors until the end of next year’s annual general meeting of shareholders. The shareholders will also be asked to authorize the Audit Committee, by an authority delegated to it by the Board of Directors, to fix the compensation of the auditors in accordance with the amount and nature of their services.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting, in person or by proxy, and voting on this matter, is required for the approval of this matter.

It is proposed that at the Meeting the following resolutions be adopted:

“RESOLVED, that Somekh Chaikin, Certified Public Accountants (Israel), a member firm of KPMG International, be, and hereby are, re-appointed as the independent auditors of the Company until the end of the 2007 annual general meeting of shareholders, and that the Audit Committee of the Company, by an authority duly delegated by the Board of Directors of the Company, be, and it hereby is, authorized to fix the compensation of the independent auditors in accordance with the amount and nature of their services.”

The Board of Directors recommends a vote FOR approval of the proposed resolution.

ITEM 4 - REVIEW OF THE AUDITORS’ REPORT AND THE CONSOLIDATED FINANCIAL STATEMENTS

The audited financial statements of the Company for the fiscal year ended December 31, 2005 were filed together with the Company’s Annual Report on Form 20-F, which was filed with the SEC and is available at the SEC’s website, www.sec.gov, and at the Company’s website, www.radcom.com. The Company will hold a discussion with respect to the financial statements at the Meeting. This item will not involve a vote by the shareholders.

ITEM 5- OTHER BUSINESS

Management knows of no other business to be transacted at the Meeting, other than as set forth in the Notice of Annual General Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors, Arnon Toussia-Cohen Chief Executive Officer

Dated: August 17, 2006